Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for July 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

							(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355
Total loans to business owners	44,739	44,464	44,055	43,777
Small business owner loans	24,485	24,337	24,159	24,025
Business Timely loans	17,179	17,206	17,114	17,145
Secured loans	701	723	753	758
Notes receivable	2,374	2,198	2,031	1,849
Total loans to consumers	36,699	36,435	36,096	35,578
Wide loans	27,321	26,976	26,592	26,164
Consumer loans	9,378	9,459	9,504	9,414

							(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032
Small business owner loans	64,835,006	64,215,134	64,282,372	64,487,679
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363
Secured loans	84,794,557	90,579,435	103,020,721	112,396,163
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595
Wide loans	40,412,835	39,854,879	39,211,996	38,755,652
Consumer loans	3,001,286	3,027,574	3,032,374	2,981,943

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

							(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

							(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095	30,156,162	30,578,222	31,464,057

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

							(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000
Chuo Mitsui Finance Service	744,000	831,100	1,244,000	1,339,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000

* Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277	1,436	1,328	1,513									5,554
Approvals	252	270	288	270									1,080
Approval ratio	19.73%	18.80%	21.69%	17.85%									19.45%
Business Timely loans
Applications	1,471	1,348	1,239	1,214									5,272
Approvals	1,018	925	866	838									3,647
Approval ratio	69.20%	68.62%	69.90%	69.03%									69.18%
Secured loans
Applications	167	162	164	194									687
Approvals	57	55	64	39									215
Approval ratio	34.13%	33.95%	39.02%	20.10%									31.30%
Notes receivable
Applications	42	71	79	63									255
Approvals	33	50	56	23									162
Approval ratio	78.57%	70.42%	70.89%	36.51%									63.53%
Wide loans
Applications	4,485	5,896	4,099	3,982									18,462
Approvals	259	274	259	213									1,005
Approval ratio	5.77%	4.65%	6.32%	5.35%									5.44%
Consumer loans
Applications	1,305	2,029	2,321	2,379									8,034
Approvals	349	355	349	305									1,358
Approval ratio	26.74%	17.50%	15.04%	12.82%									16.90%

*1	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*2	Figures are of non-consolidated bases, and exclude business results of Aprek Co., Ltd..

Newly Contracted Accounts and Loan Amounts by Application Channel
July 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	63	321,400	219	234,141	2	16,000	2	4,874	0	0	33	10,110	319	586,526
Other	248	2,362,650	265	300,614	16	5,069,900	10	15,482	330	948,780	260	70,669	1,129	8,768,096
Total	311	2,684,050	484	534,755	18	5,085,900	12	20,357	330	948,780	293	80,779	1,448	9,354,622
July 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	49	197,100	153	182,153	1	10,000	0	0	0	0	23	6,849	226	396,103
Other	221	1,354,200	318	432,611	38	12,153,000	23	35,283	213	931,430	238	68,706	1,051	14,975,231
Total	270	1,551,300	471	614,765	39	12,163,000	23	35,283	213	931,430	261	75,556	1,277	15,371,334

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
July 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,763	5,727,539	5,033	7,573,946	10	106,662	6	10,465	8	16,078	1,288	398,865	8,108	13,833,558
Other	22,248	52,427,482	12,842	15,691,424	403	23,728,190	104	175,953	30,283	45,452,645	8,278	2,608,105	74,158	140,083,802
Total	24,011	58,155,021	17,875	23,265,370	413	23,834,853	110	186,419	30,291	45,468,724	9,566	3,006,971	82,266	153,917,360
July 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,825	5,318,866	5,733	10,397,802	10	54,379	1	629	12	22,171	1,148	334,263	8,729	16,128,112
Other	19,657	50,418,725	11,412	15,452,560	619	108,486,035	149	268,278	26,152	38,733,481	8,266	2,647,680	66,255	216,006,762
Total	21,482	55,737,592	17,145	25,850,363	629	108,540,415	150	268,908	26,164	38,755,652	9,414	2,981,943	74,984	232,134,874

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of June 30, 2004, 2005 and 2006
July 31, 2004

							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	509,245	0.91	477,437	0.86	2,237,255	4.01	3,223,938	5.78	55,756,256
Business Timely loans	253,114	1.31	170,272	0.88	380,264	1.97	803,651	4.17	19,282,612
Secured loans	2,976	0.05	3,455	0.06	106,720	1.88	113,152	1.99	5,673,900
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	225,340
Wide loans	536,214	0.99	401,941	0.74	1,827,910	3.36	2,766,066	5.08	54,436,230
Consumer loans	43,897	2.06	18,185	0.85	68,731	3.22	130,814	6.13	2,133,208

Total	1,345,447	0.98	1,071,292	0.78	4,620,883	3.36	7,037,623	5.12	137,507,549

July 31, 2005
							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	679,619	1.17	380,973	0.66	2,553,616	4.39	3,614,209	6.21	58,155,021
Business Timely loans	248,259	1.07	188,200	0.81	340,442	1.46	776,902	3.34	23,265,370
Secured loans	14,776	0.06	74,179	0.31	459,052	1.93	548,008	2.30	23,834,853
Notes receivable	0	0.00	0	0.00	17,378	9.32	17,378	9.32	186,419
Wide loans	349,189	0.77	267,532	0.59	1,448,394	3.19	2,065,116	4.54	45,468,724
Consumer loans	51,183	1.70	32,857	1.09	83,903	2.79	167,944	5.59	3,006,971

Total	1,343,027	0.87	943,744	0.61	4,902,789	3.19	7,189,561	4.67	153,917,360

July 30, 2006
							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	742,269	1.33	437,370	0.78	3,040,624	5.46	4,220,264	7.57	55,737,592
Business Timely loans	280,311	1.08	209,886	0.81	533,635	2.06	1,023,833	3.96	25,850,363
Secured loans	728	0.00	383,028	0.35	649,642	0.60	1,033,399	0.95	108,540,415
Notes receivable	0	0.00	0	0.00	18,469	6.87	18,469	6.87	268,908
Wide loans	335,752	0.87	250,590	0.65	1,246,023	3.22	1,832,366	4.73	38,755,652
Consumer loans	56,966	1.91	52,512	1.76	104,553	3.51	214,032	7.18	2,981,943

Total	1,416,028	0.61	1,333,388	0.57	5,592,949	2.41	8,342,366	3.59	232,134,874

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

					(amount in millions of yen)
	July 2005		July 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	98,432	71.10%	149,247	63.04%	131,521	62.03%
Bank	85,442	61.72%	103,052	43.53%	112,946	53.27%
Non-life insurance companies	1,427	1.03%	1,886	0.80%	1,981	0.93%
Other financial institutions	11,562	8.35%	44,309	18.71%	16,592	7.83%
Direct	40,011	28.90%	87,502	36.96%	80,491	37.97%

Total	138,443	100.00%	236,750	100.00%	212,013	100.00%

Borrowings by maturity
					(amount in millions of yen)
	July 2005		July 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	12,752	9.53%	71,458	30.18%	49,700	23.44%
Long-term loan	125,690	90.47%	165,291	69.82%	162,313	76.56%
Long-term loan within 1 year	51,654	38.62%	51,632	21.81%	50,301	23.73%
Long-term loan over 1 year	74,035	51.85%	113,659	48.01%	112,012	52.83%

Total	138,443	100.00%	236,750	100.00%	212,013	100.00%

Borrowing rates
						( % )
				July 2005	July 2006	March 2006
Indirect				1.85	1.49	1.46
Bank				1.80	1.48	1.45
Non-life insurance companies				2.36	1.82	1.84
Other financial institutions				2.16	1.48	1.46
Direct				1.33	0.91	0.90

Total				1.72	1.27	1.28

List of Investment Securities

						As of July 31, 2006
						(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	296	3,636,478,400	1,179,398,400
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	1,140,000	570,000,000	561,397,572
Axell Corp.	6730	600	41,666	25,000,000	406,000	243,600,000	218,600,000
IDU Co.	8922	5,200	198,758	1,033,544,000	240,000	1,248,000,000	214,456,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	157,000	235,500,000	110,500,000
Yume no Machi Souzou Iinkai Co., Ltd.	2484	200	9,585	1,917,000	518,000	103,600,000	101,683,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	212,000	106,000,000	54,733,750
SBI Holdings, Inc.	8473	970	2,144	2,079,680	45,600	44,232,000	42,152,320
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	9,040	90,400,000	35,093,361
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	778	95,671,438	22,775,569
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	92,000	138,000,000	14,736,000
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,791	30,984,300	6,747,000
Gamepot Inc.	3792	30	24,335	730,050	158,000	4,740,000	4,009,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	136,000	67,456,000	(368,245)
The Bank of Kochi, Ltd.	8416	60,000	269	16,140,000	253	15,180,000	(960,000)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	711	71,100,000	(2,839,500)
Aeria Inc.	3758	90	501,866	45,168,000	296,000	26,640,000	(18,528,000)
MOC Corp.	2363	800	76,500	61,200,000	51,000	40,800,000	(20,400,000)
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	959	1,809,633,000	(190,587,000)
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	57,800	6,630,642,600	(628,831,657)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	305	2,218,875,000	(693,899,646)

Subtotal	—	—	—	16,417,663,864	—	17,427,532,738	1,009,868,874

Non-listed Companies and Others				Book Value		Carrying Value	Difference
Number of individual issues: 159				14,867,402,606	—	14,867,402,606	0

*Deemed securities are included.
Total				31,285,066,470	—	32,294,935,344	1,009,868,874

*	Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.